UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

March 4, 2008

MOBILEPRO CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
(Address of principal executive offices) (Zip Code)

(301) 315-9040
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 4, 2008 the Registrant (“Mobilepro”), together with its formerly owned subsidiary, Neoreach, Inc., was served with a summons and complaint filed by Harborside Investments III, LLC (“Harborside”) in the Superior Court of New Jersey, Bergen County, docket no. L-1510-08.  The civil complaint alleges that Mobilepro breached a master lease agreement entered into between the parties in connection with the purchase of certain wireless equipment for Farmers’ Branch, TX by failure to make payments due under that agreement.  Harborside Investments III, LLC seeks judgment in the amount of $976,360.98, plus attorney fees and the other reasonable costs associated with the pursuit of the litigation.

Mobilepro has communicated with Harborside regarding this matter including the fact that there is a potential buyer of the Farmers’ Branch wireless network that is seeking to close a transaction in April 2008. Mobilepro believes that there is a reasonable opportunity to work out a solution outside of litigation but warns shareholders that there is no guarantee that such a resolution will be achieved. If such a resolution is not achieved and if Harborside were to prevail in its complaint and obtain a judgment, such a result could have a material adverse effect on Mobilepro’s liquidity and force Mobilepro to evaluate its legal options. See “Risk Factors” in Mobilepro’s most recent 10-Q for more detail on such risks.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILEPRO CORP.

By:	/s/ Jay O. Wright
Jay O. Wright Chief Executive Officer

Date: March 10, 2008